Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Third Quarter Earnings

MEMPHIS, Tenn., March 20, 2008 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.26 per diluted share for the third quarter ended February 29, compared to $1.35 per diluted share a year ago. Last year’s third quarter included an $0.08 per diluted share benefit from a reduction in the company’s effective tax rate.

“FedEx faces a challenging economic environment that includes persistently high oil prices, sluggish U.S. growth and continued concerns in the credit markets,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We are managing our costs while positioning our portfolio of global transportation solutions to increase our profitability and returns once conditions improve.”

Third Quarter Results

FedEx Corp. reported the following consolidated results for the third quarter:

• Revenue of $9.44 billion, up 10% from $8.59 billion the previous year

• Operating income of $641 million, unchanged from a year ago

• Operating margin of 6.8%, down from 7.5% the previous year

• Net income of $393 million, down 6% from last year’s $420 million

Total combined average daily package volume in the FedEx Express and FedEx Ground segments grew 5% year over year for the quarter, due primarily to growth at FedEx Ground, FedEx International Priority® (IP) and an increase in international domestic express shipments resulting primarily from recent international acquisitions.

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Third quarter operating margins declined, as higher fuel prices and a weak U.S. economy limited demand for U.S. domestic express, less-than-truckload (LTL) and copy and print services. The costs of retail service enhancement initiatives, increased marketing and technology expenses and higher expenses at FedEx Ground more than offset the benefits from lower variable compensation and favorable exchange rates.

Outlook

FedEx expects earnings to be $1.60 to $1.80 per diluted share in the fourth quarter compared to $1.96 a year ago. Last year’s fourth quarter results included a $0.06 per diluted share net benefit from a settlement with Airbus related to the A380 order cancellation. This outlook assumes no additional increases to current fuel prices and no further weakening in the economy. The capital spending forecast for the year has been reduced to approximately $3.0 billion.

“Our fourth quarter earnings outlook has been impacted by higher than anticipated fuel prices and a weak U.S. economy,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Looking ahead to our fiscal 2009, we are expecting a continuation of fourth quarter trends, which would result in limited earnings growth next year. We are scrutinizing all expenses and investments to realign them with the current environment.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

• Revenue of $6.13 billion, up 11% from last year’s $5.52 billion

• Operating income of $425 million, up 8% from $395 million a year ago

• Operating margin of 6.9%, down from 7.2% the previous year

IP package revenue grew 18% for the quarter, as IP revenue per package grew 10%, primarily due to higher fuel surcharges and favorable exchange rates. IP average daily package volume grew 6%, led by increases in volume originating in Latin America, the United States and Asia. U.S. domestic revenue per package increased 6% due to increased fuel surcharges and higher rate per pound, while package volume declined by 2%.

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Operating income and margin were negatively impacted by continued softness in the U.S. economy, increased intercompany charges from the FedEx Services segment and the ongoing cost of investments in the company’s China domestic express service, more than offsetting the benefits from the timing lag of the fuel surcharge, one additional operating day and exchange rates.

FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

• Revenue of $1.72 billion, up 13% from last year’s $1.52 billion

• Operating income of $170 million, down 13% from $196 million a year ago

• Operating margin of 9.9%, down from 12.9% the previous year

FedEx Ground average daily package volume grew 7% year over year in the third quarter due to increased commercial business and the continued strong growth of its FedEx Home Delivery service. Yield improved 3% primarily due to fuel surcharges, extra service revenues and the impact of general rate increases.

Operating income and margin were lower due to increased intercompany charges from the FedEx Services segment and costs to enhance and defend the independent contractor model, partially offset by the benefit from one additional operating day.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

• Revenue of $1.16 billion, up 5% from last year’s $1.10 billion

• Operating income of $46 million, down 8% from $50 million a year ago

• Operating margin of 4.0%, down from 4.5% the previous year

LTL shipments declined 3% year over year, as demand for these services continues to be restrained by the weak U.S. economy, although average daily LTL shipments improved sequentially throughout the quarter. LTL yield improved 5% year over year as higher rates, including the impact of the January rate increase, more than offset the July 2007 fuel surcharge reduction.

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Operating income and margin decreased in the quarter due to the net impact of higher fuel costs and the fuel surcharge reduction, higher utilization of purchased transportation and fewer long-haul LTL shipments.

FedEx Services Segment

Revenue for the FedEx Services segment, which includes the operations of FedEx Kinko’s and FedEx Global Supply Chain Services, was up 1% year over year. Revenue generated from new locations and higher package acceptance fees offset lower copy product revenues at FedEx Kinko’s. FedEx Services expenses, which are reallocated to the transportation segments net of revenues, increased year over year due to higher marketing and information technology costs and increased net operating costs at FedEx Kinko’s associated with expansion and service improvement activities.

FedEx Kinko’s has opened 252 centers fiscal year-to-date as part of its plan to open 300 new centers this year. Given the weak economic outlook, FedEx Kinko’s will significantly slow its rate of expansion in fiscal 2009, to about 70 new locations.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $37 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2008 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 20 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com

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FEDEX CORP. FINANCIAL HIGHLIGHTS
Third Quarter Fiscal 2008
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2008	Feb. 28, 2007[2]	%	Feb. 29, 2008	Feb. 28, 2007[2]	%
Revenue:
FedEx Express segment	$6,129	$5,523	11%	$18,055	$16,856	7%
FedEx Ground segment	1,720	1,523	13%	5,036	4,460	13%
FedEx Freight segment	1,155	1,101	5%	3,624	3,339	9%
FedEx Services segment	511	508	1%	1,586	1,578	1%
Other & eliminations	(78)	(63)	NM	(214)	(170)	NM

Total Revenue	9,437	8,592	10%	28,087	26,063	8%

Operating Expenses:
Salaries and employee benefits	3,593	3,414	5%	10,586	10,225	4%
Purchased transportation	1,128	1,009	12%	3,289	2,901	13%
Rentals and landing fees	615	598	3%	1,819	1,752	4%
Depreciation and amortization	492	449	10%	1,447	1,278	13%
Fuel	1,180	829	42%	3,204	2,630	22%
Maintenance and repairs	479	484	(1%)	1,542	1,491	3%
Other	1,309	1,168	12%	3,962	3,522	12%

Total Operating Expenses	8,796	7,951	11%	25,849	23,799	9%

Operating Income:
FedEx Express segment	425	395	8%	1,475	1,378	7%
FedEx Ground segment	170	196	(13%)	533	548	(3%)
FedEx Freight segment	46	50	(8%)	230	338	(32%)

Total Operating Income	641	641	—	2,238	2,264	(1%)

Other Income (Expense):
Interest, net	(10)	(11)	(9%)	(50)	(37)	35%
Other, net	(3)	(1)	NM	(5)	(5)	—

Total Other Income (Expense)	(13)	(12)	8%	(55)	(42)	31%

Pretax Income	628	629	(0%)	2,183	2,222	(2%)

Provision for Income Taxes	235	209	12%	817	816	0%

Net Income	$393	$420	(6%)	$1,366	$1,406	(3%)

Diluted Earnings Per Share	$1.26	$1.35	(7%)	$4.37	$4.52	(3%)

Weighted Average Common and Common Equivalent Shares	312	311	—	312	311	—

Capital Expenditures	$643	$653	(2%)	$2,156	$2,112	2%

Average Full-Time Equivalents (000s)[1]	257	245	5%	254	240	6%
1 — The current year includes the DTW Group, ANC Holdings and Prakash Air acquisitions.
2 — Prior year amounts have been revised to conform to the current year segment presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Third Quarter Fiscal 2008
(In millions)

	Feb. 29, 2008
	(Unaudited)	May 31, 2007
ASSETS

Current Assets:
Cash and cash equivalents	$1,011	$1,569
Other current assets	5,420	5,060

Total Current Assets	6,431	6,629

Net Property and Equipment	13,314	12,636

Other Long-Term Assets	4,851	4,735

	$24,596	$24,000

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$18	$639
Other current liabilities	4,594	4,789

Total Current Liabilities	4,612	5,428

Long-Term Debt, Less Current Portion	2,006	2,007

Other Long-Term Liabilities	3,786	3,909

Total Common Stockholders’ Investment	14,192	12,656

	$24,596	$24,000

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Third Quarter Fiscal 2008
(In millions)
(Unaudited)

	Nine Months Ended
	Feb. 29, 2008	Feb. 28, 2007

Operating Activities:
Net income	$1,366	$1,406
Noncash charges:
Depreciation and amortization	1,447	1,278
Other, net	326	136
Changes in operating assets and liabilities, net	(948)	(716)

Net cash provided by operating activities	2,191	2,104

Investing Activities:
Capital expenditures	(2,156)	(2,112)
Business acquisition	—	(991)
Proceeds from asset dispositions and other	29	35

Net cash used in investing activities	(2,127)	(3,068)

Financing Activities:
Proceeds from debt issuances	—	1,054
Principal payments on debt	(623)	(283)
Dividends paid	(93)	(83)
Other, net	94	109

Net cash (used in) provided by financing activities	(622)	797

Net decrease in cash and cash equivalents	(558)	(167)

Cash and cash equivalents at beginning of period	1,569	1,937

Cash and cash equivalents at end of period	$1,011	$1,770

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2008
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
FINANCIAL HIGHLIGHTS	Feb. 29, 2008	Feb. 28, 2007[2]	%	Feb. 29, 2008	Feb. 28, 2007[2]	%

Revenue	$6,129	$5,523	11%	$18,055	$16,856	7%

Operating Expenses:
Salaries and employee benefits	2,154	2,043	5%	6,273	6,161	2%
Purchased transportation	302	300	1%	881	832	6%
Rentals and landing fees	421	411	2%	1,249	1,201	4%
Depreciation and amortization	240	216	11%	704	629	12%
Fuel	980	691	42%	2,652	2,205	20%
Maintenance and repairs	346	357	(3%)	1,124	1,120	0%
Intercompany charges	555	499	11%	1,606	1,521	6%
Other	706	611	16%	2,091	1,809	16%

Total Operating Expenses	5,704	5,128	11%	16,580	15,478	7%

Operating Income	$425	$395	8%	$1,475	$1,378	7%

Operating Margin	6.9%	7.2%	(0.3 pts)	8.2%	8.2%	0.0 pts

OPERATING STATISTICS

Operating Weekdays	63	62	2%	191	190	1%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,165	1,191	(2%)	1,155	1,180	(2%)
U.S. Overnight Envelope	659	699	(6%)	679	701	(3%)
U.S. Deferred	966	965	0%	910	904	1%

Total U.S. Domestic Package	2,790	2,855	(2%)	2,744	2,785	(1%)
International Priority	518	490	6%	517	486	6%
International Domestic[1]	295	162	82%	294	83	NM

Total Average Daily Packages	3,603	3,507	3%	3,555	3,354	6%

Average Daily Freight Pounds (000s):

U.S.	8,967	9,785	(8%)	8,908	9,688	(8%)
International Priority	2,234	1,845	21%	2,178	1,866	17%
International Airfreight	1,739	1,715	1%	1,772	1,855	(4%)

Total Avg Daily Freight Pounds	12,940	13,345	(3%)	12,858	13,409	(4%)

YIELD
Revenue Per Package:

U.S. Overnight Box	$22.51	$21.29	6%	$22.13	$21.68	2%
U.S. Overnight Envelope	11.93	11.01	8%	11.48	11.09	4%
U.S. Deferred	13.14	12.37	6%	12.89	12.58	2%

Total U.S. Domestic Package	16.77	15.76	6%	16.43	16.06	2%
International Priority	57.85	52.52	10%	56.96	53.73	6%
International Domestic[1]	8.77	11.40	(23%)	8.76	13.99	(37%)

Composite Package Yield	$22.02	$20.70	6%	$21.69	$21.46	1%

Revenue Per Freight Pound:

U.S.	$1.09	$0.97	12%	$1.06	$0.99	7%
International Priority	2.19	2.20	(0%)	2.19	2.18	0%
International Airfreight	0.89	0.85	5%	0.85	0.85	—

Composite Freight Yield	$1.25	$1.12	12%	$1.23	$1.13	9%

Average Full-Time Equivalents (000s)[1]	132	125	6%	131	122	7%
1 — The current year includes the DTW Group, ANC Holdings and Prakash Air acquisitions.
2 — Prior year amounts have been revised to conform to the current year segment presentation.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2008
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2008	Feb. 28, 2007%		Feb. 29, 2008	Feb. 28, 2007%
FINANCIAL HIGHLIGHTS

Revenue	$1,720	$1,523	13%	$5,036	$4,460	13%

Operating Expenses:
Salaries and employee benefits	272	251	8%	804	748	7%
Purchased transportation	699	597	17%	2,016	1,742	16%
Rentals	49	45	9%	142	125	14%
Depreciation and amortization	77	71	8%	227	197	15%
Fuel	51	26	96%	131	85	54%
Maintenance and repairs	36	35	3%	108	98	10%
Intercompany charges	172	141	22%	496	420	18%
Other	194	161	20%	579	497	16%

Total Operating Expenses	1,550	1,327	17%	4,503	3,912	15%

Operating Income	$170	$196	(13%)	$533	$548	(3%)

Operating Margin	9.9%	12.9%	(3.0 pts)	10.6%	12.3%	(1.7 pts)

OPERATING STATISTICS

Operating Weekdays	63	62	2%	191	190	1%

Average Daily Package Volume (000s)
FedEx Ground	3,445	3,216	7%	3,385	3,125	8%
FedEx SmartPost	707	647	9%	636	605	5%

Yield (Revenue Per Package)
FedEx Ground	$7.50	$7.26	3%	$7.39	$7.14	4%
FedEx SmartPost	$2.11	$1.92	10%	$2.08	$1.88	11%
Prior year amounts have been revised to conform to the current year segment presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2008
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2008	Feb. 28, 2007%		Feb. 29, 2008	Feb. 28, 2007%
FINANCIAL HIGHLIGHTS

Revenue	$1,155	$1,101	5%	$3,624	$3,339	9%

Operating Expenses:
Salaries and employee benefits	582	569	2%	1,784	1,645	8%
Purchased transportation	139	117	19%	416	340	22%
Rentals and landing fees	30	30	—	87	83	5%
Depreciation and amortization	56	55	2%	171	138	24%
Fuel	148	111	33%	419	339	24%
Maintenance and repairs	39	42	(7%)	131	119	10%
Intercompany charges	20	15	33%	61	45	36%
Other	95	112	(15%)	325	292	11%

Total Operating Expenses	1,109	1,051	6%	3,394	3,001	13%

Operating Income	$46	$50	(8%)	$230	$338	(32%)

Operating Margin	4.0%	4.5%	(0.5 pts)	6.3%	10.1%	(3.8 pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	189	189	—
LTL Shipments Per Day (000s)	75	77	(3%)	79	77	3%
Weight Per LTL Shipment (lbs)	1,143	1,129	1%	1,134	1,128	1%
LTL Revenue/CWT	$19.63	$18.68	5%	$19.53	$18.45	6%
The results of operations for FedEx National LTL are included in our consolidated results from the date of acquisition on September 3, 2006.